EXHIBIT 10.31

INVENTORY MANAGEMENT AND MONITORING AGREEMENT

THIS AGREEMENT (“Agreement”), dated this 1st day of September, 2010 (the “Effective Date”), is made by and between SheerVision, Inc. (“SheerVision”), a Delaware corporation with its principal place of business at 4030 Palos Verdes Drive North, Suite 104, Rolling Hills, CA 90274, and Assurance Funding Solutions, LLC (“Assurance”), a Texas limited liability company, with its principal place of business at 15400 Knoll Trail Drive, Suite 336, Dallas, Texas 75248.

RECITALS

This Agreement sets forth the parties’ understanding and agreement with respect to Assurance’s provision of inventory management and monitoring services to SheerVision.

SheerVision and Assurance agree as follows:

1.           Inventory Purchase and Management. Assurance agrees to provide inventory assessment, management and monitoring services to  SheerVision so that it can better manage its inventory purchases (“Monitoring Services”) on an ongoing basis.  The Monitoring Services performed by Assurance are more fully described on Schedule A.

2.           Fees.   Fees for all services provided by Assurance under this Agreement shall be as set forth on Schedule A.

3.           Term.   The initial term of this Agreement shall begin on the Effective Date and continue for a period of one year thereafter, unless terminated as permitted under the terms of this Agreement. Thereafter, the Agreement shall automatically renew for additional one (1) year periods.

4.           Termination. Either party may terminate the Agreement, with or without cause, with ninety (90) days’ advance written notice, except that this Agreement may not be terminated by SheerVision if any amounts are due and outstanding on any promissory notes issued by SheerVision in favor of Assurance or any of its affiliates.

5.           Security Interest.    In order to secure its payment obligations under the terms of this Agreement, SheerVision agrees to grant Assurance a security interest in all of its assets pursuant to that certain Security Agreement in the form attached hereto as Exhibit A.

6.           Confidentiality.

(a) Either party may disclose to the other certain information in connection with its performance hereunder which it deems to be confidential and proprietary. Such information, which is originated by the disclosing party (the “Owner”) or is within the special knowledge of such party and which is in documentary form and conspicuously marked “confidential” at the time of disclosure will be considered to be confidential and proprietary (“Confidential Information”). If such information is not in documentary form when disclosed, but is reduced to a writing and forwarded to the other party within ten (10) days of the date of initial visual or oral disclosure and marked “confidential”, such information will be, from the time of initial disclosure considered as confidential and proprietary (“Confidential Information”). Notwithstanding, however, the presence or absence of a marking as indicated above, Confidential Information shall mean all information, regardless of the form in which it is transmitted, relating to the Owner’s (or another party whose information Owner has in its possession under obligations of confidentiality) past, present or future research, development or business plans, operations or systems (including, without limitation, the terms and conditions of this Agreement, studies or reports, software, memoranda, drafts and other information in either tangible or intangible form).

(b) For a period of two (2) years from the date of disclosure to the party receiving the Confidential Information (the “Recipient”), Recipient shall not disclose any Confidential Information it receives from Owner to any person, firm or corporation except: (i) employees of Recipient and its affiliated companies who have a need to know and who have been informed of Recipient’s obligation hereunder; (ii) contractors or consultants under contract to Recipient who have a need to know, who have been informed of Recipient’s obligations hereunder, and who have agreed in writing not to disclose Confidential Information for a period not shorter than the nondisclosure period provided above; and (iii) as provided in subparagraph (c) below. Recipient shall use the same degree of care, but in no case less than reasonable care, to avoid disclosure of such Confidential Information as Recipient uses with respect to its own Confidential Information of like importance.

(c) Information shall not be deemed confidential or proprietary for purposes of this Agreement, and Recipient shall have no obligation with respect to any such information, which: (i) is already known to Recipient at the time of its disclosure; (ii) is or becomes publicly known through no wrongful act of Recipient; (iii) is received from a third party without similar restrictions and without breach of this Agreement; (iv) is independently developed by Recipient; or (v) is lawfully required to be disclosed to any government agency or is otherwise required to be disclosed by law.

(d) All Confidential Information disclosed by Owner to Recipient pursuant to this Agreement in tangible form (including, without limitation, information incorporated in computer software) shall be and remain in the property of Owner, and all such Confidential Information shall be promptly returned to Owner or certified as destroyed, as the Owner may so designate, upon written request.

7.           Notices.    Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested, to the party to whom the notice is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing pursuant to item (ii) herein.

8.           Governing Law.   This Agreement shall be construed and enforced in accordance with the laws of the State of New York, except that body of law concerning conflicts of law.

9.           Cooperation.   Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

10.           Attorneys Fees.   In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney’s fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

11.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.           Section Headings.  Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

13.           Incorporation of all Attachments.  Every attachment referred to hereinabove and attached hereto is hereby incorporated herein by reference as if set forth herein in full.

14.            Severability.  A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

15.           Binding Effect/Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by either party, without the express written consent of the other party, which consent shall not be unreasonably withheld, including to a Person in which it has merged or which has otherwise succeeded to all or substantially all of such party’s business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void.

16.           Entire Agreement.   This Agreement constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party’s purchase orders, invoices, acknowledgments/confirmations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

17.           Authorized Representatives.   Either party’s authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant mat they have the requisite authority to do so.

The signer represents that he/she has read this Agreement, agrees, and is an authorized representative of their respective party.

SheerVision, Inc.		Assurance Funding Solutions, Inc.

By:		By:

Name:	Suzanne Lewsadder	Name:	Beryl Zyskind

Title:	CEO	Title:	Authorized Signatory

Inventory Purchase Agreement-Page  of [INSERT PAGE NUMBER]

                                                           Schedule A

Monitoring Services/Fees for Inventory Purchase Agreement

Monitoring Services-Assurance shall provide services, including, but not limited to,

•	Assessing Inventory Accuracy

•	Assisting in the reduction of lead time issues surrounding production

•	Reviewing order quantities

•	Comparing receivables against inventory

•	Increase efficiencies between inventory, production and sales

•	Assist in reducing aging inventories

Fees for Monitoring Services

SheerVision shall pay Assurance a monthly inventory management and monitoring fee of six thousand dollars ($6,000).